UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 22, 2010

______________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2010 General Maritime Corporation (the “Company”) entered into agreements to amend the terms of its $372 million senior secured credit facility and its $750 million revolving credit facility.  Nordea Bank Finland plc, New York Branch (“Nordea”) and DnB NOR Bank ASA (“DnB”) acted as the lead arrangers of the facilities.

Under the terms of the amended credit facilities, the permitted Net Debt to EBITDA ratio will increase to 8.75 times from the previous requirement of 6.0 times.  This new maintenance covenant ratio will be in effect for the fourth quarter of 2010 through the third quarter of 2011.  For the fourth quarter of 2011 through the life of each facility, the maintenance covenant ratio will revert to 5.5 times.

In addition, the amendments provide that the applicable margin and permitted dividend are based on a pricing grid.  While the Net Debt to EBITDA ratio is greater than 6.0 times, the facilities will bear an interest rate of LIBOR plus 350 bps; while it is 6.0 times or less, the facilities will bear an interest rate of LIBOR plus 300 bps. Similarly, while the Net Debt to EBITDA ratio is greater than 6.0 times, the Company will be permitted to pay a dividend of up to $0.01 per share per quarter; while it is 6.0 times or less, the Company will be permitted to pay up to $30 million per fiscal year in total dividends.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of December 22, 2010, among General Maritime Corporation, as parent, General Maritime Subsidiary II Corporation, as borrower, the lenders party thereto, Nordea, as administrative agent and collateral agent and DnB, together with Nordea, as joint lead arrangers and joint book runners.

10.2
Fourth Amendment to Credit Agreement, dated December 22, 2010, among General Maritime Subsidiary Corporation, as borrower, General Maritime Corporation, as parent, the lenders party from time to time thereto, Nordea, as administrative agent and collateral agent, and Nordea, HSH Nordbank AG, and DNB, as joint lead arrangers and joint book runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Date:  December 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of December 22, 2010, among General Maritime Corporation, as parent, General Maritime Subsidiary II Corporation, as borrower, the lenders party thereto, Nordea, as administrative agent and collateral agent and DnB, together with Nordea, as joint lead arrangers and joint book runners.

10.2
Fourth Amendment to Credit Agreement, dated December 22, 2010, among General Maritime Subsidiary Corporation, as borrower, General Maritime Corporation, as parent, the lenders party from time to time thereto, Nordea, as administrative agent and collateral agent, and Nordea, HSH Nordbank AG, and DNB, as joint lead arrangers and joint book runners.